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                                                                   Exhibit 10.26
                                AGENCY AGREEMENT
                                ----------------


     THIS AGENCY AGREEMENT ("Agreement") is made effective as of the 14th day of January 2000 by and between NIAGARA MOHAWK ENERGY MARKETING, INC., a New York business corporation ("NMEM") and PROJECT ORANGE ASSOCIATES LP, a Delaware limited partnership ("POA").

                              W I T N E S S E T H:
     WHEREAS, POA and NMEM have entered into a certain Asset Management Agreement dated December 6, 1999 ("Asset Management Agreement"); and

     WHEREAS, in order to assist NMEM in the discharge of its obligations under the Asset Management Agreement, POA and NMEM desire to enter into this Agreement upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises, the terms, conditions, covenants and agreements hereinafter set forth, the parties hereto agree that:

     1.   Appointment; Acceptance.  POA hereby appoints NMEM as its exclusive
          -----------------------
agent for the purposes contained herein, and NMEM hereby accepts its designation as agent of POA hereunder. The duties of POA shall expressly include, but not be limited to, the following:

          (a) Tendering payments from POA's designated account,

          (b) Accepting and disbursing funds though a POA bank account, limited to the purposes of administering the POA Contracts (as defined in the Asset Management Agreement);

          (c) Entering into contracts or agreements as POA's attorney-in-fact, provided (i) such contracts or agreements are consistent with the objectives of
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the Asset Management Agreement and the Contract Optimization Agreement between
POA and NMEM; (ii) such contracts or agreements, and the obligations of POA thereunder, are within the parameters of POA's present and previously approved budget; and (iii) the obligations of POA under such contracts or agreements do not exceed Fifty Thousand dollars ($50,000.00) individually or One Hundred Thousand dollars ($100,000.00) in the aggregate for any calendar year; and

          (d) Executing additional contracts and agreements from time to time which are not within the scope of subparagraph "(c)" above as POA's attorney-in-fact, provided NMEM has obtained the prior written direction of POA to execute such contracts or agreements. POA shall make a representative available for NMEM so that decisions can be made on a timely basis.

          (e) Notwithstanding the monetary limitations set forth in subparagraph (c) above, negotiating and executing contracts and agreements for the sale of natural gas or purchase of energy, provided such contracts and agreements are in compliance with Section 4.18 of a certain Indenture among POA, Project Orange Capital Corp. and U.S. Bank Trust National Association, dated December 6, 1999. In addition, NMEM shall not enter into any contracts and agreements regarding the sale of natural gas or purchase of energy which extend in duration for a period of excess of six (6) months without the prior

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written direction of POA.

     2.   Discharge of Duties; Standard of Care; Personnel of NMEM.
          --------------------------------------------------------
          (a) To the extent NMEM will manage funds of POA, NMEM shall manage such funds with the same standard of care that it would use in managing its own assets.
          (b) NMEM hereby agrees to provide the services of qualified personnel to satisfy its obligations under this Agreement ("NMEM Personnel").

     3.   Consideration.  As full and complete consideration for this Agreement
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(and no independent consideration separate and apart from the Asset Management
Agreement), POA shall pay to NMEM the fees due pursuant to paragraph "6" of the Asset Management Agreement.

     4.   Term.  The term of this Agreement shall commence on the date hereof
          ----
and continue in effect until the first of the following to occur:
          (a) Termination of the Asset Management Agreement;

          (b) Termination by the mutual agreement of POA and NMEM; or

          (c) Termination by either party upon written notice, in which case NMEM agrees to immediately return all originals and copies of this Agreement to POA.

     5.   Place for Performance of Services.  Except as may otherwise be
          ---------------------------------
provided herein, NMEM shall perform its services under this Agreement at NMEM's offices. On reasonable notice from POA, and at POA's expense, NMEM shall make NMEM Personnel available from time to time at other reasonable locations as POA may request.

     6.   Expenses.  POA shall reimburse NMEM for the reasonable and necessary
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expenses incurred by NMEM in connection with the performance of its services under this Agreement.

     7.   Assignability.  NMEM may not assign its rights hereunder without the
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prior written consent of POA.  POA may not assign its rights hereunder without the prior written consent of NMEM.

     8.   Indemnification.
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          (a)  To the fullest extent permitted by law, POA agrees to defend, indemnify and hold NMEM, its directors, officers, employees and representatives harmless from and against any and all damages, costs, expenses, including reasonable attorney's fees claims or liabilities arising out of or based on POA's failure to perform or performance under this Agreement to the extent that such damages, costs, expenses, claims or liabilities are not caused solely by the negligence or willful misconduct of NMEM.

          (b) To the fullest extent permitted by law, NMEM agrees to defend, indemnify and hold POA, its partners, directors, officers, employees or representatives harmless from and against any and all damages, costs, expenses, including reasonable attorney's fees, claims or liabilities arising out of or based on NMEM's failure to perform or performance under this Agreement, except to the extent that such damages, costs, expenses, claims or liabilities are not caused solely by the negligence or willful misconduct of POA.

          (c) A party seeking indemnification ("Indemnitee") shall notify, by certified mail

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return receipt requested, the party from whom indemnification is sought
("Indemnitor") promptly after discovery of any fact or circumstance on which it could claim indemnification pursuant to this Agreement. The notice shall describe the nature of the claim and the amount of the claim. Indemnitee shall use its best efforts to minimize the amounts of its loss or injury for which it shall be entitled to indemnification pursuant to this Agreement, but it shall not be required to institute legal or other proceedings to do so. If Indemnitee is involved in any legal action, the outcome of which could give rise to Indemnitee seeking indemnification from Indemnitor pursuant to this Agreement, it shall immediately notify Indemnitor in writing, and Indemnitor shall have the right to elect to control any such legal action and proceeding through its own counsel, although Indemnitee may, at its election, continue to participate in any such legal action at its sole cost and expense and without any right to indemnification for such cost and expense. If Indemnitor shall fail to assume the defense of any such legal action, then Indemnitee may continue to defend, through counsel of its own choice, such claim, action or suit and, in such event, Indemnitee shall be entitled to indemnification for any such costs and expenses (including reasonable attorneys' fees).

          (d) No claim, action or suit for which indemnification is asserted pursuant to this Agreement shall be settled or compromised by a party without the prior written consent of other party hereto.

          (e) All claims for indemnification under this Agreement shall be paid within thirty (30) days following receipt of written demand therefor, after such claim has been finally determined. A claim shall be deemed to be "finally determined" when (A) the parties have so determined by mutual agreement; or (B) if a claim is disputed by any party to this Agreement,

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when a non-appealable final order of a court of competent jurisdiction has been entered.

     9.   Amendment.  Any waiver, alteration or modification of any provision of
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this Agreement or cancellation or replacement of this Agreement shall not be valid unless in writing and signed by the parties.

     10.  Notices.  Any and all notices referred to herein shall be sufficient
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if furnished in writing, sent by first class mail, to the representative parties hereto at their last known address, or other address as may be designated by notice in accordance with this Paragraph.

     11.  Entire Agreement.  This Agreement is the sole and entire agreement by
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and between the parties relating to its subject matter and shall, as of the date of its execution, supersede any and all other agreements between the parties.
If any provision of this Agreement is held to be invalid, the remainder of this Agreement shall not be affected thereby.

     12.  Governing Law.  This Agreement, having been made and duly executed
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within the State of New York, shall be construed and regulated in all respects in accordance with and pursuant to the laws of New York.

     13.  Further Documents.  The parties hereto agree that they will at any
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time, and from time to time, from the date hereof and upon request of the other party, execute, acknowledge and deliver any further assignments, transfers and conveyances and perform any further acts that may be reasonably required in accordance with this Agreement to more fully effect the purposes set forth herein.

     14.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original hereof.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year

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first above written.

               NIAGARA MOHAWK ENERGY MARKETING, INC.


                    By: /s/ James Cifaratta
                       ------------------------------------
                       James Cifaratta, Vice President
                       Business Development


               PROJECT ORANGE ASSOCIATES LP

                    by: G.A.S. ORANGE ASSOCIATES, L.L.C., it general partner


                    by: /s/ Adam H. Victor
                       ------------------------------------
                       Adam H. Victor, President

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